UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: June 16, 2022

(Date of earliest event reported)

QUANTA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56025	81-2749032
(State of Incorporation)	Commission File Number	(IRS EIN)

632 S Glenwood Place

Burbank, CA 91506

(Address of principal executive offices)

(818) 659-8052

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered.
Common Stock	QNTA	OTCQB

Item 1.01	Entry into a Material Definitive Agreement

On November 12, 2021, Quanta, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Trillium Partners, L.P., a Delaware limited partnership (the “Investor”) pursuant to which the Investor purchased a convertible note in the principal amount of $82,500 (the “Note”) and a Warrant to purchase Common Stock of the Company in favor of Investor exercisable into 8,250,000 shares of Common Stock (the “Warrant”).

The Note accrues interest at a rate of 12% per annum from the Issue Date and has a Maturity Date of November 12, 2022. The Investor is entitled to, at its option, convert all or any the principal amount and any accrued but unpaid interest of the Note into shares of the Company’s Common Stock at a conversion price of $0.01 per share. The Investor has contractually agreed to limit its conversion right so that no conversion may be made that would result in beneficial ownership by the Investor and/or its affiliates of more than 4.999% of the outstanding shares of Common Stock of the Company.

The Warrant is exercisable at a price per share equal to $0.01. The Warrant may also be exercised via cashless exercise by surrendering the Warrant for the number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock.

The foregoing descriptions of the Purchase Agreement, the Note, and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, the Note, and the Warrant, the forms of which are filed as Exhibits 10.1, 10.2, and 10.3, hereto.

Item 9.01	Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement between the Company and Trillium Partners L.P. dated November 12, 2021
10.2	Convertible Promissory Note issued to Trillium Partners L.P. dated November 12, 2021
10.3	Common Stock Purchase Warrant issued to Trillium Partners L.P. dated November 12, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Quanta, Inc.
Dated: June 16, 2022
	By:	/s/ Arthur Mikaelian
Arthur Mikaelian, CEO